Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-207413) pertaining to the Occidental Petroleum Corporation Savings Plan of our report dated June 28, 2016, with respect to the financial statements and supplemental schedules of the Occidental Petroleum Corporation Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2015.

/s/ WEAVER AND TIDWELL, L.L.P.
Houston, Texas
June 28, 2016